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                                                                Exhibit 99.23(a)

                          LORD ABBETT SECURITIES TRUST

                 AMENDMENT TO DECLARATION AND AGREEMENT OF TRUST

               The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a Delaware statutory trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated February 26, 1993 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration, a new class of shares for the Series of the Trust named the Alpha Series, to be designated as the Class Y shares of such Series. Any variations between the new classes and such other classes of the Trust as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be set forth in the Declaration or elsewhere determined by the Board of Trustees of the Trust.

               This instrument shall constitute an amendment to the Declaration.

               IN WITNESS WHEREOF, the undersigned have executed this instrument this 11th day of August, 2004.


/s/ ROBERT S. DOW                           /s/ JULIE A. HILL
--------------------------------            -------------------------------
Robert S. Dow                               Julie A. Hill


/s/ E. THAYER BIGELOW                       /s/ FRANKLIN W. HOBBS
--------------------------------            -------------------------------
E. Thayer Bigelow                           Franklin W. Hobbs


/s/ WILLIAM H. T. BUSH                      /s/ C. ALAN MACDONALD
--------------------------------            -------------------------------
William H. T. Bush                          C. Alan MacDonald


/s/ ROBERT B. CALHOUN, JR.                  /s/ THOMAS J. NEFF
--------------------------------            -------------------------------
Robert B. Calhoun, Jr.                      Thomas J. Neff